UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
100 F St. N.E.
Washington, D.C. 20549

FAX TRANSMITTAL

Please deliver the following pages to:

Name : Randy Hudson

Organization : Carlton Acquisition

Facsimile Number : 585-486-1288

Phone Number : 585-495-6907

Date : 7/21/05 Number of Pages (includes Cover Sheet) : 4

From : Sondra Stokes

Facsimile Number : (202) 772-9213

Phone Number : (202) 551-3400

MESSAGE:
Sorry for the delay. I was attempting to track down a signed copy of the original, as it is easier to read than the version available on Edgar. Questions regarding the letter should be directed to Goldie Walker, whose contact info is included in the letter.

If you do not receive all pages, please telephone the above number for assistance.

Postal Code 20002-0511

May 2, 2005

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

James W. Margulies, President and Treasurer
Cartoon Acquisition, Inc.
24300 Chagrin Boulevard, Suite 210
Cleveland, OH 44122

Re: Cartoon Acquisition, Inc.
Registration Statement on Form 10-SB
File No. 0-50411
Filed March 10, 2003

Dear Mr. Margulies:

We are writing to remind you that the referenced Securities Exchange Act of 1934 registration statement on Form 10-SB became effective by lapse of time 60 days after the date it was filed. Further, we are writing to address the reporting responsibilities of the referenced company. For ease of discussion in this letter, we will refer to the date the referenced Form 10-SB registration statement became effective as the "Effective Date" and we will refer to the referenced company as the "Registrant".

On the Effective Date, the Registrant became subject to the reporting requirements of Section 13(a) of Securities Exchange Act of 1934. These reporting requirements obligate the Registrant to file reports on Form 10-KSB for all annual fiscal periods ending after the Effective Date and Form 10-QSB for all quarterly fiscal periods ending after the Effective Date. In addition, the Registrant became obligated to file current reports on Form 8-K, when required by that form.

It appears that the Registrant is not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934. If the Registrant is in compliance with its reporting requirements, please contact us (through the contact person specified below) within fifteen days from the date of this letter so we can discuss the reasons why our records do not indicate that compliance. If the Registrant is not in compliance with its reporting requirements, it should file all required reports within fifteen days from the date of this letter.

If the Registrant has not filed all required reports within fifteen days from the date of this letter, please be aware that the Registrant may be subject, without further notice, to an administrative proceeding to revoke its registration under the Securities Exchange Act of 1934. This administrative proceeding would be brought by the Commission's Division of Enforcement pursuant to Section 12(j) of the Securities Exchange Act of 1934. If the Registrant's stock is trading, it also may be subject to a trading suspension by the Commission pursuant to Section 12(k) of the Securities Exchange Act of 1934.

Finally, please consider whether the Registrant is eligible to terminate its registration under the Securities Exchange Act of 1934. If the Registrant is eligible to terminate its registration, it would do so by filing a Form 15 with the Commission. While the filing of a Form 15 may cease the Registrant's on-going requirement to file periodic and current reports, it would not remove the Registrant's obligation to file all reports required under Section 13(a) of the Securities Exchange Act of 1934 that were due on or before the date the Registrant filed its Form 15. Again, if the Registrant is eligible to terminate its registration under the Securities Exchange Act of 1934, please note that the filing of a Form 15 would not remove the Registrant's requirement to file delinquent Securities Exchange Act of 1934 reports - the Registrant would still be required to file with the Commission all periodic reports due on or before the date on which the Registrant filed a Form 15.

If you should have a particular question in regard to this letter, please contact Goldie B. Walker at (202) 551-3234.

Sincerely,

Michael E. Karney
Branch Chief (Legal)
Office of Emerging Growth Companies
Division of Corporation Finance

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James W. Margulies, President and Treasurer
Cartoon Acquisition, Inc.
May 2, 2005
Page 3